ELEVENTH MODIFICATION TO LOAN AND SECURITY AGREEMENT

This  Modification to  (this “Modification”) is entered into by and between Spy Optic Inc., a(n) California corporation (“Borrower”) and CapitalSource Business Finance Group, a dba of BFI Business Finance, a California corporation (“Lender” or “CSBFG”) as of this 10th day of September, 2014, at Campbell, California.

RECITALS

A.

Lender and Borrower have previously entered into or are concurrently herewith entering into a  (the “Agreement”) dated February 26, 2007.

B.

Lender and Borrower may have previously executed one or more Modifications to the Loan and Security Agreement (the “Previous Modification(s)”).

C.

Borrower has requested, and Lender has agreed, to modify the Agreement as set forth below.

AGREEMENT

For good and valuable consideration, the parties agree as set forth below:

1.

Incorporation by Reference.  The Agreement and the Previous Modification(s), if any, as modified hereby and the Recitals are incorporated herein by this reference.

2.

Borrowing Authority.  The  attached hereto as Exhibit A and incorporated herein by this reference remains in full force and effect and no change in Borrower’s officers or signing authority has occurred.

3.

Effective Date.  The terms of this Modification shall be in full force and effect .

4.

Modification to Agreement.  The Agreement is hereby modified as follows:

a.

The following definition(s) as set forth in “Section 1.1 Definitions.” is(are) hereby amended and restated in its(their) entirety as set forth below:

““Maximum Inventory Advance” means a) beginning on the Effective Date of the Eleventh Modification to Loan and Security Agreement, and continuing through February 26, 2015, the lesser of Three Million Five Hundred Thousand and 00/100 Dollars ($3,500,000.00) or One Hundred percent (100%) of the A.R Borrowing Base; and b) beginning on February 27, 2015 and continuing thereafter the lesser of Three Million Five Hundred Thousand and 00/100 Dollars ($3,500,000.00) or Sixty-Five percent (65%) of the A R Borrowing Base.”

b.

The following Section(s) is(are) hereby amended and restated in its(their) entirety as set forth below:

9.5.

Tax Returns.  Upon Lender request, Borrower shall provide to Lender copies of each of Borrower’s federal income tax returns, and any amendments thereto and extensions thereof.

9.6.

Inventory Product Activity.  If applicable, at Lender’s request, Borrower shall provide to Lender a full, complete, and accurate detailed report of all Borrower’s Inventory activity on a monthly basis from Borrower within two (2) Business Days of the end of the prior period and on a monthly basis from any and all public warehouses within fifteen (15) Business Days of the end of the prior month.

9.9

.

Designation of Inventory.  Upon Lender’s request, Borrower shall now and from time to time hereafter, but not less frequently than monthly, execute and deliver to Lender a detailed designation of Inventory from Borrower and from all public warehouses, specifying the cost and, if applicable, the market value of Borrower's raw materials, work in process and finished goods, and further specifying such other information as Lender may reasonably request, with all monthly information due within five (5) days of month end.  Borrower shall promptly, in writing, notify Lender if any of Borrower's Inventory contains any labels, trademarks, trade-names or other identifying characteristics which are the properties of third parties.

14.3.

Indemnification.  Borrower hereby agrees to indemnify Lender, any Affiliate thereof, and its directors, officers, employees, agents, counsel, and other advisors (each an “Indemnified Person”) against, and hold each of them harmless from, any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever, including Attorneys’ Fees, Lender Expenses, the reasonable fees and disbursements of counsel to an Indemnified Person (including allocated costs of internal counsel), which may be imposed on, incurred by, or asserted against any Indemnified Person, in any way relating to or arising out of this Agreement or the transactions contemplated hereby or any action taken or omitted to be taken by it hereunder (the “Indemnified Liabilities”); provided that Borrower shall not be liable to any Indemnified Person for any portion of such Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from such Indemnified Person’s gross negligence or willful misconduct, with the foregoing indemnity and hold harmless agreement by Borrower in favor of Lender to survive the termination of this Agreement and payment and performance of the Obligations, and continue thereafter.  If and to the extent that the foregoing indemnification is for any reason held unenforceable, Borrower agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

99.

Borrower Authorization.  Borrower consents to Lender’s use of Borrower’s company names and logos in Lender’s written and oral presentations, including in Lender’s advertising, promotional and marketing materials, client lists, news releases and Web site.  In connection with any client references in such written or oral presentations, Borrower consents to the use of individual names and quotations.  Borrower’s consents herein shall survive termination of this Agreement until such time that Borrower delivers, and Lender receives, written revocation of such consents.

5.

Fee.  At the time of execution of the Modification, Borrower agrees to pay a one-time fee in the amount of ----------N/A----------- and 00/100 Dollars ($---------n/a----------).

6.

Legal Effect.  Except as specifically set forth in this Modification, all of the terms and conditions of the Agreement remain in full force and effect.

7.

Counterparts.  This Modification may be executed in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute a single original.

8.

Electronic Signature.  This Modification, or a signature page thereto intended to be attached to a copy of this Modification, signed and transmitted by facsimile machine, telecopier or other electronic means (including via transmittal of a “pdf” file) shall be deemed and treated as an original document.  The signature of any person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document.  At the request of any party hereto, any facsimile, telecopy or other electronic document is to be re-executed in original form by the persons who executed the facsimile, telecopy of other electronic document.  No party hereto may raise the use of a facsimile machine, telecopier or other electronic means or the fact that any signature was transmitted through the use of a facsimile machine, telecopier or other electronic means as a defense to the enforcement of this Modification.

9.

Integration.  This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof.  All amendments hereto must be in writing and signed by the parties.

IN WITNESS WHEREOF, the parties have executed this  Modification to  as of the date first set forth above.

CapitalSource Business Finance Group, a dba of BFI Business Finance /s/ Stephen P. Darlington	Spy Optic Inc. /s/ James McGinty
By: Stephen P. Darlington Its: Chief Operating Officer	By: James McGinty Its: CFO